UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2015

Xoom Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35801	94-3401054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Market Street, 12th Floor San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 777-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, Xoom Corporation (the “Company”) entered into an agreement with Ryno Blignaut (the “Retention Agreement”) pursuant to which if Mr. Blignaut remains continuously employed with the Company, or any successor thereto, through January 6, 2016 (the “Termination Date”), then, in addition to any cash or other compensation to which he is entitled, as additional consideration for such continued service, the Company, or any successor thereto, shall (i) pay Mr. Blignaut, effective July 1, 2015, a monthly cash amount equal to $150,000, on an after-tax basis, for each full month of service completed by Mr. Blignaut through the Termination Date; and (ii) if, upon the Termination Date, Mr. Blignaut timely elects COBRA health continuation, then the Company, or any successor thereto, shall pay to him a monthly cash payment for three months (through April 6, 2016) in an amount equal to the monthly contribution that the Company, or any successor thereto, would have made to provide health insurance to Mr. Blignaut had he remained employed by the Company, or any successor thereto.  In addition, if the transactions contemplated by the Agreement and Plan of Merger, dated July 1, 2015, by and among PayPal, Inc., Timer Acquisition Corp., the Company and PayPal Holdings, Inc. are consummated prior to the Termination Date, Mr. Blignaut shall receive full accelerated vesting of all outstanding and unvested equity awards of the Company held by him on such date.  A copy of the Retention Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

10.1	Retention Agreement, dated July 28, 2015, by and between the Company and Ryno Blignaut.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Xoom, including statements that involve risks and uncertainties concerning PayPal’s proposed acquisition of Xoom. When used in this document, the words “anticipates”, “can”, “will”, “look forward to”, “expected” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Xoom, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the potential effects of disruption to Xoom’s business from the pending merger, and the possibility that Xoom may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Xoom. In addition, please refer to the documents that Xoom files with the SEC which identify and address other important factors that could cause results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by applicable law, Xoom does not undertake any duty to update any of the information in this document.

Additional Information about the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving PayPal and Xoom.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval.  The proposed merger will be submitted to Xoom stockholders for their consideration.  In connection therewith, Xoom has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FINAL PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of the proxy statement, any amendments or supplements thereto, and other documents containing important information about Xoom, once such documents are filed with the SEC, free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Xoom on Xoom’s investor relations website at https://ir.xoom.com or by contacting Xoom investor relations at IR@xoom.com.

Certain Information Regarding Participants

Xoom and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Xoom stockholders in connection with the proposed transaction. Information about the directors and executive officers of Xoom is set forth in Xoom’s definitive proxy statement for its 2015 annual meeting of stockholders filed with the SEC on April 14, 2015 and in subsequent documents to be filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding Xoom’s participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement relating to the proposed transaction and other relevant materials filed by Xoom with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Xoom Corporation

Date: July 29, 2015	By:	/s/ John Kunze
John Kunze
Chief Executive Officer

Exhibit Index

Exhibit Number	Document

10.1	Retention Agreement, dated July 28, 2015, by and between the Company and Ryno Blignaut.